Exhibit (a)(5)(xiv)

FOR IMMEDIATE RELEASE

ICAHN REACTS TO LIONS GATE POISON PILL VOTE

New York, New York, May 12, 2010

Contact: Susan Gordon (212) 702-4309

Carl Icahn today announced that he was pleased to see that despite the extensive solicitation efforts undertaken by Lions Gate, at substantial cost to Lions Gate shareholders, 44% of Lions Gate shareholders voting opposed the Poison Pill.

Indeed Mr. Icahn was puzzled by the statement by Jon Feltheimer that Mr. Feltheimer hoped that the vote “will send a message” to Mr. Icahn that the Icahn tender offer for Lions Gate shares is “insufficient.” Mr. Icahn stated that, on the contrary, THE SUBSTANTIAL VOTE AGAINST THE POISON PILL INDICATES TO HIM THAT MANY SHAREHOLDERS ARE DISSATISFIED WITH LIONS GATE MANAGEMENT, WHICH INCLUDES MR. FELTHEIMER. Mr. Icahn believes that they want to preserve their ability to sell their shares by opposing the Poison Pill. Mr. Icahn also noted that Lions Gate shareholders that bought shares after March 23 were essentially not permitted by Lions Gate to vote on the Poison Pill and that over 37,638,650 shares had traded hands during that period. Mr. Icahn believes that many of those new Lions Gate shareholders, who bought with his offer outstanding, may well support his offer and would have voted against the Poison Pill if they were permitted by Lions Gate to vote.

“The Lions Gate Poison Pill was invalidated by regulatory authorities in Canada weeks ago, and that decision was affirmed by a Canadian court, making this vote, although very expensive for the Company, a waste of money and a non-event” Mr. Icahn said. “However, we were gratified to see that, like us, many shareholders who did vote opposed the Poison Pill.” Mr. Icahn indicated that Lions Gate neglected to state that over 20% of the votes for the Poison Pill were cast by the Lions Gate Board and management. Mr. Icahn noted that statements by Lions Gate that the Poison Pill received 70% of the votes, if the Icahn votes were excluded, were amusing. “It seems to me that there is nothing quite so desperate as contemplating how well you would have done if only those voting against you were not counted” Mr. Icahn stated.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE NOR A SOLICITATION FOR ACCEPTANCE OF THE OFFER DESCRIBED ABOVE. THE OFFER IS BEING MADE ONLY PURSUANT TO THE OFFER TO PURCHASE DATED MARCH 1, 2010, AS AMENDED BY THE NOTICE OF VARIATION AND EXTENSION DATED MARCH 19, 2010, THE NOTICE OF VARIATION AND CHANGE IN INFORMATION DATED APRIL 16, 2010, THE NOTICE OF EXTENSION AND CHANGE IN INFORMATION DATED APRIL 30, 2010 AND THE NOTICE OF

EXTENSION AND CHANGE IN INFORMATION DATED MAY 10, 2010, THAT THE ICAHN GROUP DISTRIBUTED TO HOLDERS OF COMMON SHARES AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) AS EXHIBITS TO ITS AMENDED SCHEDULE TO AND WITH THE CANADIAN SECURITIES AUTHORITIES ON SEDAR. HOLDERS OF COMMON SHARES SHOULD READ CAREFULLY THE OFFER TO PURCHASE, THE NOTICE OF VARIATION AND EXTENSION, THE NOTICE OF VARIATION AND CHANGE IN INFORMATION AND THE NOTICES OF EXTENSION AND CHANGE IN INFORMATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE OFFER. HOLDERS OF COMMON SHARES MAY OBTAIN A FREE COPY OF THE AMENDED SCHEDULE TO, THE OFFER TO PURCHASE, THE NOTICE OF VARIATION AND EXTENSION, THE NOTICE OF VARIATION AND CHANGE IN INFORMATION, THE NOTICES OF EXTENSION AND CHANGE IN INFORMATION AND OTHER DOCUMENTS THAT THE ICAHN GROUP WILL BE FILING (1) WITH THE SEC AT THE SEC’S WEB SITE AT WWW.SEC.GOV AND (2) WITH THE CANADIAN SECURITIES AUTHORITIES ON SEDAR AT WWW.SEDAR.COM.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE SHAREHOLDERS OF LIONS GATE FOR USE AT ITS ANNUAL GENERAL MEETING, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF LIONS GATE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV AND ON SEDAR AT WWW.SEDAR.COM. INFORMATION RELATING TO PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE AMENDED SCHEDULES TO FILED WITH THE SEC AND ON SEDAR ON MARCH 19, 2010 AND APRIL 16, 2010.